                                                                    Exhibit 12.1


                      RATIO OF EARNINGS TO FIXED CHARGES


                          WYNDHAM INTERNATIONAL, INC.
                                (in thousands)

                                                 Year           Year          Year         Year            Year
                                                Ended          Ended         Ended        Ended           Ended
                                             12/31/00       12/31/99      12/31/98     12/31/97        12/31/96
                                             --------       --------      --------     --------        --------
 Earnings:
   Income before minority interest           (523,014)      (491,335)     (112,508)   $   4,142    $     44,813
   Add back: fixed charges                    375,025        360,137       272,215       53,093           7,471
                                           ----------     ----------     ---------    ---------    ------------
                                           $ (147,989)    $ (131,198)    $ 159,707    $  57,235    $     52,284
                                           ==========     ==========     =========    =========    ============

 Fixed Charges:
   Interest expense, including
     amort of DLC                             371,855        353,227       260,103    $  50,531    $      7,380
    Capitalized interest                        3,170          6,910        12,112        2,562              91
                                           ----------     ----------     ---------    ---------    ------------
                                           $  375,025     $  360,137     $ 272,215    $  53,093    $      7,471
                                           ==========     ==========     =========    =========    ============

Ratio:                                          (0.39)         (0.36)         0.59         1.08            7.00
                                           ==========     ==========     =========    =========    ============